EXHIBIT 10.22
AMENDMENT TO THE TOLL BROTHERS, INC.
STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS (2007)
     WHEREAS, the Board of Directors (the “Board”) of Toll Brothers, Inc. (the “Company”) has determined to amend the Toll Brothers, Inc. Stock Incentive Plan for Non-Employee Directors (2007) (the “Plan”) so as to make clear that options may be exercised by means treating a portion of an option as having been relinquished in payment of all or a portion of the option exercise price required to be paid pursuant to the terms of the option; and
     WHEREAS, the Board is authorized to amend the Plan pursuant to Section 9 of the Plan, subject to certain terms and conditions set forth therein;
     NOW, THEREFORE, the Plan is hereby amended as follows:
     1. Section 6(c) of the Plan is revised in its entirety to read:
          “(c) Medium of Payment. An Optionee shall pay for Option Shares:
               (i) in cash;
               (ii) by certified check payable to the order of the Company; or
               (iii) by such other mode of payment as the Committee may approve, including, but not limited to, (x) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (y) a deemed payment by means of a net issuance of shares. If a net issuance of shares is permitted under the terms of an Option Document, the exercise of the Option shall be treated in the following manner: Upon notice of exercise, the Optionee shall be deemed, as of the date of exercise, to have received all of the shares of Common Stock subject to the Option (or such portion of such shares as corresponds to the portion of the Option being exercised), and shall simultaneously be deemed to have delivered back to the Company that number of such shares as have a fair market value (determined as of the date of exercise) equal to the Option Price required to be paid on exercise of the Option (or portion being exercised) and any additional amounts required to be paid by the Optionee in connection with the exercise of the Option. The intent of this provision is to permit the Optionee to pay the Option Price and other required amounts by relinquishing back to the Company shares of Common Stock otherwise issuable pursuant to the exercise of the Option, so that the Optionee will be entitled to receive only a net issuance of shares of Common Stock having a value equal to the economic benefit of exercising the Option (or portion of the Option being exercised).
The Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Common Stock held by the Optionee for more than one year. If payment is made in whole or in part in shares of the Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares of Common Stock legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery of such notice that is not greater than the Option Price of the

Option Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. In the event that certificates for shares of the Company’s common stock delivered to the Company represent a number of shares less than the number of shares required to make payment for the Option Price of the Option Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the Optionee shall deliver the remainder of the Option Price to the Company by some other form of payment permitted herein. In the event that certificates for shares of the Company’s Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Option Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent the Option Shares in respect of which payment is made, and such excess number of shares. Notwithstanding the foregoing, the Committee, in its sole discretion, may refuse to accept shares of Common Stock in payment of the Option Price. In that event, any certificates representing shares of Common Stock which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Committee to accept such shares in payment of the Option Price. The Committee may impose such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate, subject to the provisions of the Plan.”
2. In all other respects, the Plan is continued in full force and effect.